UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 1, 2015

(Date of earliest event reported)

LOXO ONCOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36562	46-2996673
(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, Suite 1122 Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

(203) 653-3880

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)           Effective May 1, 2015, Loxo Oncology, Inc. (“Loxo”) announced that Jennifer Burstein has been appointed as the Vice President of Finance. As Vice President of Finance, Ms. Burstein will serve as Loxo’s principal financial officer and principal accounting officer.

Prior to Loxo, Ms. Burstein served as Vice President of Finance at Acorda Therapeutics, Inc., a public biotechnology company, from July 2010 until April 2015, where she held several positions of increasing responsibility in Finance from 2006 until being appointed Vice President of Finance. Prior to joining Acorda, from 2002 to 2006, she was with Eyetech Pharmaceuticals, Inc., a public biotechnology company, which is currently a subsidiary of Valeant Pharmaceuticals International, Inc., where she held several positions of increasing responsibility in Finance until being promoted to Senior Director, Accounting. Before Eyetech, Ms. Burstein worked in the Finance departments at several companies and in public accounting. Ms. Burstein received her B.S. in Business Administration and M.B.A. in Accounting from the State University of New York at Buffalo and has a CPA license in New York.

In connection with her appointment as Vice President of Finance, the Compensation Committee of the Board approved an Offer Letter. Pursuant to the terms of the Offer Letter, Ms. Burstein’s annual base salary will be $300,000, and she will receive options to purchase 50,000 shares of common stock with an exercise price of the closing price of our stock on The NASDAQ Stock Market on May 1, 2015, which will vest as to ¼ of the shares on the one year anniversary of the grant, and the remaining shares vesting in equal monthly installments over the next three years. Pursuant to the Offer Letter, Loxo will also pay Ms. Burstein a one-time signing bonus of $20,000 and Ms. Burstein is eligible for an incentive bonus of 30% of her annual base salary based on the achievement of individual and Company performance objectives mutually determined in writing by Ms. Burstein, our Chief Executive Officer and the Board. Ms. Burstein will be eligible for health benefits that are generally available to Loxo employees. In addition, Ms. Burstein will enter into Loxo’s standard form of indemnity agreement for its directors and executive officers.

Pursuant to the terms of the Transition and Separation Agreement entered into as of March 19, 2015 by Loxo and Dov Goldstein, M.D., Dr. Goldstein has stepped down as Acting Chief Financial Officer of Loxo, effective May 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loxo Oncology, Inc.

Date: May 1, 2015	By:	/s/ JOSHUA H. BILENKER, M.D.
	Name:	Joshua H. Bilenker, M.D.
	Title:	Chief Executive Officer